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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and in the Registration Statement on Form S-3 No. 333-34450 Amendment No. 2 of our report dated February 3, 2003 relating to the financial statements and financial statement schedule of MKS Instruments, Inc., which appears in MKS Instruments, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 10, 2003